# LOCKBOX AGREEMENT

THIS AGREEMENT, is executed effective the 25th day of January 2008, between SHUMATE INDUSTRIES INC., a Delaware corporation ("Industries"), SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), HEMIWEDGE VALVE CORPORATION, a Texas corporation ("Hemiwedge") (Industries, Machine, and Hemiwedge are sometimes collectively referred to herein as the "Account Holders"), and STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association (the "Lender").

WHEREAS, Account Holders and Lender entered into and executed a certain Amended and Restated Loan Agreement (the "Loan Agreement") of even date herewith, whereby Lender agreed to loan and did loan Account Holders certain funds for the uses and purposes therein set forth;

WHEREAS, as a part and parcel of the same transaction, and in order to secure the payment of same, Account Holders granted Lender a security interest in the Account Holders' accounts receivables; and

WHEREAS, Account Holders requested Lender to enter into this Agreement for the purpose of timely applying the proceeds of the accounts receivable processed under the terms of this Agreement to the obligations of Account Holders in favor of Lender;

NOW, THEREFORE, in consideration of the execution of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1. Certain Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings and interpretation when used herein.

2. Lockbox. Lender maintains P.O. Box 2648, Oklahoma City, Oklahoma, 73126 (the "Lockbox"). The Lockbox shall be designated by Account Holders on their invoices as the point of remittance for payments on their accounts receivable when the accounts are not disputed or not submitted as payments in full if in an amount less than the full invoice. In conjunction with the Lockbox, Lender also maintains Account No. 6296833 (the "Lockbox Account"). The Lockbox Account shall be designated by Account Holders on their invoices as the point of remittance for payments on account by electronic transfers of any kind.

3. Notice to Account Debtors. Unless notice was previously given, Account Holders will, within three (3) business days after execution of this Agreement, send notices to all of Account Holders' account debtors instructing the account and contract debtors to send to the Lockbox all payments on account. Account Holders jointly and severally agree that, without the prior written consent of the Lender, Account Holders will not revoke or alter the instructions contained in such notices until such time as all of the indebtedness has been finally paid in full. The Lender may also provide notice to Account Holders' account and contract debtors at any time in such a manner as Lender deems appropriate.

4. Receipts/Processing. During normal business days of Lender, Lender will cause the contents of the Lockbox to be removed and taken to Lender for processing. Upon removal of the contents of the Lockbox, employees of Lender will separate the contents of the Lockbox so only mail addressed to Account Holders will be processed under this Agreement. Account Holders direct Lender to open all contents of the Lockbox addressed to Account Holders. The items representing payments on accounts receivable shall be processed as follows: Deposit all checks, money orders or other like instruments into the Lockbox Account. Lender shall then process these items for collections in its ordinary course of business. In addition, Lender will prepare a list of items deposited showing the name of the maker and the amount of the check or other instrument. Lender shall furnish Account Holders with copies of all deposit slips showing all deposits to the account pursuant to this Agreement and copies of all checks or other instruments included in the deposit at the time and in the manner specified in paragraph 8.

5. Application to Revolving Note. In the absence of any default, Lender is directed to remove from the Lockbox Account all collected funds and apply the amount removed to the principal balance owing upon the Revolving Note (as defined in the Loan Agreement) or any note into which it may be renewed. If any item is returned unpaid after the amount of the item is applied to the interest payment of the Revolving Note, the payment on the Revolving Note shall be reversed effective the date of the payment on the Revolving Note. All uncollected or returned items will be forwarded to Account Holders for Account Holders' action.

6. Improper/Returned Items. Any check or other instrument handled by Lender pursuant to this Agreement which is improper or otherwise appears to employees of Lender to be non-payable in a proper manner will be forwarded to Account Holders rather than deposited in the account as above set forth.

7. Notation of Items. If Lender notices any notation on checks or other instruments which indicated the checks or other instruments are tendered as full payment of all obligations due by the maker to the Account Holders and such checks or other instruments are in an amount different from the invoice, if any, submitted with the payments, Lender is directed to deposit the check or other instrument in the account of Account Holders. Account Holders jointly and severally warrant that receipt of a copy of the check or other instrument is sufficient notification of the notation and fulfills all duties of Lender to Account Holders under this Agreement or otherwise.

8. Accounting. Lender shall furnish Account Holders photocopies of all checks or other instruments processed under this Agreement, photocopies of deposit slips and the contents of any envelope. Same will be furnished to the Account Holders by Lender depositing same in the United States Mail, by first-class mail, within three (3) business days of processing by Lender. Account Holders may request Lender telecopy copies of the checks or other instruments and/or the deposit slips or may request Lender hold all items for pickup by Account Holders.

9. Standard of Care. Lender shall use reasonable and ordinary care in performing its obligations under this Agreement and shall not be liable or responsible to Account Holders for any damages it may sustain by reason of the failure of Lender to exercise ordinary care in performing its duties under this Agreement.

IN WITNESS WHEREOF, we the undersigned, have executed this Agreement the date and year first above written.

**SHUMATE INDUSTRIES, INC., a Delaware corporation**

By: ______________________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

**SHUMATE MACHINE WORKS, INC. a Texas corporation**

By: ______________________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

**HEMIWEDGE VALVE CORPORATION, a Texas corporation**

By: ______________________________
Name: Larry C Shumate
Title: President

(the "Account Holders")

**STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association**

By: ______________________________
Name: Michael Mattson
Title: Senior Vice President

(the "Lender")

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